                                                                     EXHIBIT 2.1

                       STOCK AND ASSET PURCHASE AGREEMENT


                                    between


                              DIMON Incorporated,

                            FLORIMEX Worldwide GmbH



                                      and


                          U.S.A. Floral Products, Inc.



                                August 12, 1998

                               TABLE OF CONTENTS
                               -----------------

                                                                                Page
                                                                                ----
ARTICLE I DEFINITIONS.........................................................   1
          -----------

     Section 1.01.  Definitions...............................................   1

ARTICLE II PURCHASE AND SALE AND CLOSING
           -----------------------------
     Section 2.01.  Purchase and Sale of Stock and Assets.....................   6
     Section 2.02.  Purchase Price............................................   6
     Section 2.03.  Closing...................................................   7
     Section 2.04.  Sellers' Deliveries at Closing............................   7
     Section 2.05.  Buyers' Deliveries at Closing.............................   7
     Section 2.06.  Mutual Deliveries at Closing..............................   8
ARTICLE III ADJUSTMENT OF PURCHASE PRICE......................................   8
            -----------------------------
     Section 3.01.  Delivery of Florimex Financial Statement..................   8
     Section 3.02.  Final Florimex Financial Statement and Dispute Resolution.   8
     Section 3.03.  Final Florimex Financial Statement Resulting From Dispute    9
      Resolution..............................................................   8
     Section 3.04.  Post Closing Adjustment...................................   8
ARTICLE IV [intentionally omitted]............................................   9
ARTICLE V REPRESENTATIONS AND WARRANTIES OF SELLER............................  10
           ---------------------------------------
     Section 5.01.  Corporate Existence of Sellers............................  10
     Section 5.02.  Authorization; Enforceability.............................  10
     Section 5.03.  No Violation or Conflict by the Sellers...................  10
     Section 5.04.  Title to Stock............................................  10
     Section 5.05.  Organization of Companies.................................  11
     Section 5.06.  Capitalization of Companies...............................  11
     Section 5.07.  No Violation or Conflict by Companies.....................  11
     Section 5.08.  Interim Florimex Financial Statement/No Material Changes..  11
     Section 5.09.  Taxes.....................................................  12
     Section 5.10.  Personal Property.........................................  12
     Section 5.11.  Real Property.............................................  13


     Section 5.12.  Material Contracts........................................  13
     Section 5.13.  Insurance.................................................  13
     Section 5.14.  Intellectual Property.....................................  14
     Section 5.15.  Employment Relations......................................  14
     Section 5.16.  No Litigation.............................................  14
     Section 5.17.  Books and Records.........................................  15
     Section 5.18.  No Broker.................................................  15
     Section 5.19.  Software..................................................  15
     Section 5.20.  Environmental Compliance, Cleanup, Permits and Licenses...  16
     Section 5.21.  Companies in Liquidation..................................  16
     Section 5.22.  Assets; Condition.........................................  16
     Section 5.23.  Employee Matters..........................................  16
     Section 5.24.  No Other Representations..................................  17
ARTICLE VI REPRESENTATIONS AND WARRANTIES OF BUYER............................  17
           ---------------------------------------
     Section 6.01.  Corporate Existence of Buyers.............................  17
     Section 6.02.  Authorization; Enforceability.............................  17
     Section 6.03.  No Violation or Conflict..................................  18
     Section 6.04.  No Broker.................................................  18
     Section 6.05.  Purchase for Investment...................................  18
     Section 6.06.  Investigation by Buyers...................................  18
     Section 6.07.  No Litigation.............................................  19
     Section 6.08.  International Operations..................................  19
     Section 6.09.  No Other Representations..................................  19
ARTICLE VII COVENANTS OF SELLERS..............................................  19
            --------------------
     Section 7.01.  Conduct of Business of the Companies......................  19
     Section 7.02.  Compliance with Law.......................................  21
     Section 7.03.  Regulatory and Other Approvals............................  21
     Section 7.04.  Investigation by Buyers...................................  21
     Section 7.05.  Resignations..............................................  22
ARTICLE VIII COVENANTS OF BUYERS..............................................  22
             -------------------
     Section 8.01.  Compliance with Law.......................................  22
     Section 8.02.  Regulatory and Other Approvals............................  22

ARTICLE IX OTHER COVENANTS AND AGREEMENTS OF BUYERS AND SELLERS...............  22
           ----------------------------------------------------
     Section 9.01.  Release of Guarantees.....................................  22
     Section 9.02.  Employment Employee Benefit Plan and Other Matters........  23
     Section 9.03.  Settlement of Inter-Company Accounts......................  23
     Section 9.04.  Fulfillment of Conditions.................................  23
     Section 9.05.  Profit and Loss Allocation................................  23
ARTICLE X CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYERS.......................  24
          ---------------------------------------------
     Section 10.01.  Performance..............................................  24
     Section 10.02.  Proceedings and Examinations.............................  24
     Section 10.03.  No Actions...............................................  24
     Section 10.04.  Representations and Warranties...........................  24
     Section 10.05.  Deliveries...............................................  24
     Section 10.06.  Regulatory Consents and Approvals........................  24
     Section 10.07.  Third Party Consents.....................................  25
     Section 10.08.  Additional Certificates..................................  25
ARTICLE XI CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS.....................  25
           ---------------------------------------------
     Section 11.01.  Performance..............................................  25
     Section 11.02.  Proceedings and Examinations.............................  25
     Section 11.03.  No Actions...............................................  25
     Section 11.04.  Representations and Warranties...........................  25
     Section 11.05.  Deliveries...............................................  26
     Section 11.06.  Regulatory Consents and Approvals........................  26
     Section 11.07.  Third Party Consents.....................................  26
     Section 11.08.  Other Agreements.........................................  26
     Section 11.09.  Additional Certificates..................................  26
ARTICLE XII INDEMNITIES AND ADDITIONAL COVENANTS..............................  26
            ------------------------------------
     Section 12.01.  Sellers' Indemnity.......................................  26
     Section 12.02.  Buyers' Obligation in Respect of Companies in Liquidation  27
     Section 12.03.  Indemnity Amounts to be Computed on After-Tax Basis......  27
ARTICLE XIII MISCELLANEOUS....................................................  28
             -------------
     Section 13.01.  Governing Law and Jurisdiction...........................  28


     Section 13.02.  Notices..................................................  28
     Section 13.03.  Entire Agreement.........................................  29
     Section 13.04.  Expenses.................................................  29
     Section 13.05.  Public Announcements.....................................  29
     Section 13.06.  Confidentiality..........................................  29
     Section 13.07.  Further Assurances; Post-Closing Cooperation.............  30
     Section 13.08.  Waiver...................................................  30
     Section 13.09.  Amendment................................................  31
     Section 13.10.  No Third Party Beneficiary...............................  31
     Section 13.11.  No Assignment; Binding Effect............................  31
     Section 13.12.  Headings.................................................  31
     Section 13.13.  Invalid Provisions.......................................  31
     Section 13.14.  Counterparts.............................................  31
     Section 13.15.  Waiver of Jury Trial.....................................  31
     Section 13.16.  Specific Performance.....................................  31
     Section 13.17.  Termination..............................................  32

                         LIST OF ANNEXES AND SCHEDULES
                         -----------------------------

ANNEXES
-------
Annex I                      :  List of USA Floral and its subsidiaries, setting forth the portion of the Stock of each Company to be purchased by each Buyer and the respective portion of the Purchase Price to be allocated to that portion of the Stock.

Annex II                     :  List of Wholly Owned Companies.

Annex III                    :  List of Companies in Liquidation.

Annex IV                     :  List of Non-Wholly Owned Companies, showing ownership percentages held by DIMON or Florimex Germany.


Annex V                      :  List setting forth the portion of the Purchase Price to be issued by the Buyers to each Seller respectively.


SCHEDULES
---------

Schedule 1.01(a)             :  Adjustments to EBITDA

Schedule 1.01(b)             :  Expenses, charges or provisions associated with the restructuring of Florimex Germany and the
                                Companies.

Schedule 2.04(c)(i)          :  Bill of Sale and Assignment and Assumption Agreement relating to Assets and Liabilities of DIMON.

Schedule 2.04(c)(ii)         :  Bill of Sale and Assignment and Assumption Agreement relating to Assets and Liabilities of Florimex
                                Germany.

Schedule 2.06                :  Tax Cooperation Agreement

Schedule 5.03                :  Exceptions to Sellers' "No Violation or Conflict" - representation.

Schedule 5.06                :  Exceptions to Sellers' "Capitalization of Companies" - representation.

Schedule 5.07                :  Exceptions to Sellers' "No Violation or Conflict by Companies" - representation.

Schedule 5.08                :  Interim Florimex Financial Statement.



Schedule 5.09                :  Exceptions to Sellers' Taxes representation.

Schedule 5.10                :  Exceptions to Sellers' "Personal Property" - representation.

Schedule 5.11                :  List of real property, including any Liens in respect thereof, the Sellers' or Companies' indebtedness secured by a Lien on real property, and setting forth any pending or threatened condemnation proceedings which would impair the use of the buildings, structures or appurtenances situated on the real property.

Schedule 5.12                :  Exceptions to Sellers' "Material Contracts" - representation.

Schedule 5.13                :  List of material insurance policies of the Companies.

Schedule 5.14(a)             :  List of the Material Intellectual Property, including listing of any registrations or filings and restrictions in ownership, and pending or threatened proceedings, litigation or other adverse claims in respect of the Material Intellectual Property.

Schedule 5.14(b)             :  List of material license agreements.

Schedule 5.16                :  Exceptions to Sellers' "No Litigation" - representation.

Schedule 5.17                :  Exceptions to Sellers' "Books and Records" - representation.

Schedule 5.18                :  Exceptions to Sellers' "No Broker" - representation.

Schedule 5.19(a)             :  The Software.

Schedule 5.19(b)             :  Exceptions to Sellers' "Year 2000" - representation.

Schedule 5.19(c)             :  Exceptions to Sellers' "Software Title" - representation.

Schedule 5.20                :  Exceptions to "Environmental" - representation.

Schedule 5.23(a)             :  The Employees.

Schedule 5.23(c)             :  Exceptions to Sellers "Financial Obligations to Employees"  -representation.

Schedule 5.23(d)             :  The Key Employees.

Schedule 5.23(e)             :  Exceptions to Sellers' "Financial Obligations to Key Employees" - representation.

Schedule 6.03                :  Exceptions to Buyers' "No Violation or Conflict" - representation.

Schedule 6.04                :  Exceptions to Buyers' "No Broker"- representation.

Schedule 6.07                :  Exceptions to USA Floral's "No Litigation" - representation.

Schedule 7.01(d)             :  Budgetary projections as referred to in Section 7.01(d).

Schedule 9.01                :  Details of guarantees provided by DIMON and Florimex Germany to Companies.

Schedule 9.02                :  Handling of certain employment and Employee Benefit Plan matters.

Schedule 9.03                :  Post Closing Settlement of Inter Company Accounts

Schedule 10.04               :  Sellers' Closing Certificate.

Schedule 10.07               :  Buyers' list of third party consents to be obtained.

Schedule 11.04               :  Buyers' Closing Certificate.

Schedule 11.07               :  Sellers' list of third party consents to be obtained.


                       STOCK AND ASSET PURCHASE AGREEMENT


     THIS STOCK AND ASSET PURCHASE AGREEMENT, dated as of August 12, 1998, is made and entered into by and between DIMON Incorporated, a corporation organized under the Laws of Virginia, and Florimex Worldwide GmbH, a company organized under the Laws of Germany (jointly, the "Sellers"), and U.S.A. Floral Products, Inc., a corporation organized under the Laws of Delaware, (jointly with its designated German subsidiary, the "Buyers"). Capitalized terms not otherwise defined herein shall have the meanings set forth in Article I.

     WHEREAS, the Sellers own the Stock and desire to sell the Stock to the Buyers, and the Buyers desire to purchase the Stock from the Sellers, all upon the terms and subject to the conditions hereinafter set forth; and

     WHEREAS, the Sellers own the Assets and are subject to the Liabilities and desire to sell the Assets and transfer the Liabilities to the Buyers, and the Buyers desire to purchase the Assets and assume the Liabilities from the Sellers, all upon the terms and subject to the conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     Section 1.01.  Definitions.  When used in this Agreement, the following
                    -----------
terms shall have the meanings indicated below:

     "Accountants" means PricewaterhouseCoopers LLP, as the Sellers' independent
      -----------
public accountants, or such other firm of independent public accountants conducting the audit of the Florimex Financial Statement on behalf of the Sellers in accordance with applicable Laws and GAAP.

     "Affiliate" means any Person that directly, or indirectly through one or
      ---------
more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning more than fifty (50%) of the voting securities of a second Person shall be deemed to control that second Person.

     "Agreement" means this Stock and Asset Purchase Agreement, together with
      ---------
the Annexes and Schedules attached hereto, as the same may be amended from time to time in accordance with the terms hereof.

     "Assets" means all of the assets listed on the schedules attached to
      ------
Schedules 2.04(c)(i) and (ii) hereto.
---------------------    ----

     "Buyers" means USA Floral and the subsidiaries of USA Floral listed on
      ------
Annex I to this Agreement, each with respect to the portion of the Stock or
-------
Assets of the Companies or Company and the portion of the Purchase Price as set forth on Annex I.
         -------

     "Closing" means the closing of the transactions contemplated by Article II.
      -------

     "Closing Date" means September 30, 1998, or such later date as the Parties
      ------------
may agree in writing.

     "Companies" means the Wholly Owned Companies, the Non-Wholly Owned
      ---------
Companies and the Companies in Liquidation.

     "Companies in Liquidation" means the companies listed on Annex III hereto.
      ------------------------                                ---------

     "Confidentiality Agreement" means the Confidentiality Agreement dated
      -------------------------
October 21, 1997 between the Buyers and the Sellers.

     "Contract" means any contract, agreement, lease, evidence of indebtedness,
      --------
mortgage, indenture, security agreement or other contract.

     "Corporate Documents" mean, with respect to a company organized under the
      -------------------
Laws of Germany, the Deed of Incorporation and the Articles of Association thereof and, with respect to any other entity, such documents as are equivalent to the Deed of Incorporation and the Articles of Association.

     "DIMON" means DIMON Incorporated, a corporation organized under the Laws of
      -----
the Commonwealth of Virginia.

     "EBITDA" means earnings before interest expense, interest income from
      ------
third-party financial institutions, taxes based on income, depreciation and amortization. For purposes of this Agreement: (i) EBITDA shall be computed in accordance with GAAP applied (to the extent not inconsistent with GAAP) in a manner consistent with the Interim Florimex Financial Statement; (ii) EBITDA shall be adjusted to exclude amounts in respect to non-recurring income, but only in respect of those items of non-recurring income set forth on Schedule
                                                                    --------
1.01(a), as reflected in the Final Florimex Financial Statement; and (iii)
-------
EBITDA shall be adjusted to exclude (by adding back) amounts in respect of non-recurring expense, but only in respect of those items of non-recurring expenses set forth on Schedule 1.01(a), as reflected in the Final Florimex Financial
             ----------------
Statement.

     "Employee Benefit Plan" means any plan, program, policy or arrangement to,
      ---------------------
or on behalf of, one, or more than one, current or former employee or director or any of their dependents.

     "Environmental Laws" mean any federal, state, local or other law and any
      ------------------
regulations promulgated thereunder, relating to the environment.

     "Estimated Net Debt" means the Sellers' estimate of the Net Debt as shown
      ------------------
on the Interim Florimex Financial Statement.

     "Estimated Purchase Price" means US$ 90,000,000, minus the Estimated Net
      ------------------------
Debt as set forth in Sellers' estimate thereof delivered to Buyers as of five business days prior to Closing, payable at the Closing and pursuant to Section
2.02 hereof, and subject to the Post Closing Adjustment.

     "Final Net Debt" means the Net Debt as reflected on the Final Florimex
      --------------
Financial Statement, reduced by payments made by the Sellers from the date hereof to the Closing Date to pay down indebtedness incurred under the loan agreements listed on Schedule 5.03 in connection with any lenders' refusal to
                     -------------
consent to the assumption of such loan to the Buyers; provided that any such reduction shall not exceed the balance disclosed for such indebtedness on the Final Florimex Financial Statement.

     "Final Purchase Price" means the amount equal to six times the amount of
      --------------------
EBITDA as determined on the basis of the Final Florimex Financial Statement, up to a maximum of US$ 90,000,000, minus the Final Net Debt.

     "Final Florimex Financial Statement" means the Florimex Financial Statement
      ----------------------------------
prepared in accordance with Article III hereof and accepted by the Sellers and the Buyers as the Final Florimex Financial Statement, or, as the case may be, as revised by the Accountants in accordance with the final and binding opinion of an office of Deloitte & Touche pursuant to Section 3.02 hereof, and as certified
                                           ------------
by the Accountants.

     "Florimex Canada" means Florimex Canada Inc., a company organized under the
      ---------------
Laws of Canada.

     "Florimex Financial Statement" means the audited consolidated financial
      ----------------------------
statements (consisting of a consolidated balance sheet as of June 30, 1998, a consolidated statement of operations and a consolidated statement of cash flows for the twelve months ended June 30, 1998, and notes thereto) incorporating Florimex Germany, Florimex USA and Florimex Canada, prepared in accordance with
Section 3.01.

     "Florimex Germany" means Florimex Worldwide GmbH, a company formed under
      ----------------
the Laws of Germany.

     "Florimex USA" means Florimex USA, Inc., a company organized under the Laws
      ------------
of the Commonwealth of Virginia.

     "GAAP" means generally accepted accounting principles in the United States
      ----
of America consistently applied throughout the specified period, and in the immediately prior comparable period.

     "Governmental or Regulatory Authority" means any court, tribunal,
      ------------------------------------
arbitrator, authority, agency, commission, official or other instrumentality of any country, state, province, county, city or other political subdivision.

     "Interim Florimex Financial Statement" means the consolidated, unaudited
      ------------------------------------
interim financial statement (consisting of a consolidated balance sheet as of June 30, 1998, and a consolidated statement of operations for the twelve months ended June 30, 1998) incorporating Florimex Germany, Florimex USA and Florimex Canada delivered to the Buyers pursuant to Section 5.08 hereof.

     "Knowledge of the Buyers" means the actual knowledge of any of the
      -----------------------
following individuals:  Robert J. Poirier and Chris Wilson.

     "Knowledge of the Sellers" means the actual knowledge of any of the
      ------------------------
following individuals: Claude Owen, Ritchie Bond, Dwight Ferguson and Winfried Falk.

     "Law or Laws" means any federal, state, local or other law or governmental
      -----------
requirement of any kind, and the rules, regulations and orders promulgated thereunder.

     "Liabilities" mean the liabilities listed on the schedules to Schedules
      -----------                                                  ---------
2.04(c)(i) and (ii) hereto.
----------     ----

     "Liens" means any mortgage, deed of trust, pledge, assessment, security
      -----
interest, lease, lien, adverse claim, levy, charge or other encumbrance except
(a) Liens shown on the Interim Florimex Financial Statement, (b) minor imperfections in title, if any, none of which individually or together with other minor imperfections to title materially impairs the value or use of the property subject hereto, (c) Liens for current taxes not yet due, and (d) those Liens that, individually or together, do not have any materially adverse effect on the Companies."

     "Losses" has the meaning ascribed to it in Section 12.01.
      ------

     "Material Companies" mean Florimex Worldwide B.V., Florimex
      ------------------
Grundstucksverwal-tungsgesellschaft mbH, Kenya Flowers GmbH, Florimex GmbH and Florimex Nuremberg GmbH.

     "Material Contract" means any of the Contracts set forth on Schedule 5.12.
      -----------------                                          -------------

     "Material Intellectual Property" has the meaning ascribed to it in Section
      ------------------------------
5.14(a).

     "Net Debt" means all interest bearing debt of the Companies or Florimex
      --------
Germany, including obligations under capital leases, drawings in accordance with mortgages and notes payable to banks or financial institutions, less cash and cash equivalents as computed pursuant to

GAAP, further reduced by balances due to the Companies in connection with the settlement of inter-company accounts pursuant to Section 9.03 hereof.

     "Non-Material Companies" mean all of the Companies other than the Material
      ----------------------
Companies.

     "Non-Wholly Owned Companies" means the companies set forth in Annex IV, the
      --------------------------                                   --------
capital stock of which is held by DIMON or Florimex Germany in the percentages as indicated in Annex IV and which are not in liquidation.
                --------

     "Party" means the Sellers or the Buyers.
      -----

     "Person" means any natural person, partnership, joint venture, corporation,
      ------
limited liability company, proprietorship, or other business organization, or trust, unincorporated organization or other entity or Governmental or Regulatory Authority.

     "Personal Property" means each item of personal property of the Companies
      -----------------
having a net book value in excess of $50,000, including the material machinery and equipment in the warehouses and offices used by the Companies including those reflected in the Florimex Financial Statement and all properties acquired by the Companies since the date of the Florimex Financial Statement; excluding property sold or otherwise disposed of in the ordinary course of business.

     "Post Closing Adjustment" means an adjustment, up or down, to the Estimated
      -----------------------
Purchase Price made after the Closing Date in accordance with Section 3.04 hereof, to reflect any variation in the Final Purchase Price below or above the Estimated Purchase Price, which adjustment, in the event that the Final Purchase Price is less than the Estimated Purchase Price, shall consist of a reimbursement by the Sellers of a portion of the Estimated Purchase Price, equal to such lesser amount, to the Buyers, or, in the event that the Final Purchase Price is greater than the Estimated Purchase Price, shall consist of a payment by the Buyers of an amount equal to such greater amount, to the Sellers.

     "Purchase Price" means the Estimated Purchase Price as long as the Final
      --------------
Purchase Price has not been established, and the Final Purchase Price once the Final Purchase Price has been established in accordance with Article III.

     "Representatives" has the meaning ascribed to it in Section 7.04.
      ---------------

     "Sellers" mean DIMON and Florimex Germany, each with respect to the Stock
      -------
and Assets of the Companies or Company as set forth on Annex II, Annex III and
                                                       --------  ---------
Annex IV.
--------

     "Software" means the computer software that was developed by and is
      --------
currently owned by the Companies and is material to the business or operation of the Companies, taken as a whole, together with all know-how and processes used in connection therewith, as listed on Schedule 5.19(a).
                                      ----------------

     "Stock" means the shares of the issued and outstanding common equity of the
      -----
Companies, directly or indirectly owned, of record and beneficially, by the Sellers, in the percentages as set forth in Annex II attached hereto.
                                            --------

     "USA Floral" means U.S.A. Floral Products, Inc., a corporation organized
      ----------
under the Laws of Delaware.

     "Wholly Owned Companies" means the companies listed on Annex II attached
      ----------------------                                --------
hereto, which are 100% directly or indirectly owned subsidiaries of Sellers and which are not in liquidation.

     "Working Days" mean days between Monday and Friday, inclusive, each ending
      ------------
at 12:00 midnight prevailing time in Richmond, Virginia, on which banks in the State of New York are permitted by law to be open for the transaction of business.

     Section 1.02.  Certain Words and Phrases.  Unless the context of this
                    -------------------------
Agreement otherwise requires, (a) words of any gender include each other gender;
(b) words, including terms defined in Section 1.01 hereof, using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this Agreement; (d) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (e) the phrase "ordinary course of business" refers to the business of the Companies when conducted in the ordinary and usual manner consistent with the past practices of each respective Company. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP. Any representation or warranty contained herein as to the enforceability of a Contract or other agreement as to a third party shall be subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or other similar law affecting the enforcement of creditors' rights generally and to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                                   ARTICLE II

                         PURCHASE AND SALE AND CLOSING
                         -----------------------------

     Section 2.01.  Purchase and Sale of Stock and Assets.
                    -------------------------------------

          (a) At the Closing, and upon all of the terms and subject to the fulfillment or waiver by the Party benefiting therefrom of all of the conditions of this Agreement:

               (i) the Sellers shall sell, transfer, assign, convey and deliver to the Buyers, and the Buyers shall purchase and accept from the Sellers, all of the right, title and interest of the Sellers in and to the Stock, free and clear of any and all Liens, each Buyer as to the Stock of the Company as shown for that Buyer on Annex I, and each Buyer for the amount
                                        -------
     of the Purchase Price as set forth in Annex I and paid to each Seller in
                                           -------
     the portions as set forth on Annex V;
                                  -------

               (ii) The Sellers shall sell, assign, transfer, convey and deliver to the applicable Buyer as set forth on Annex I, free and clear of any and
                                             -------
     all Liens, and the applicable Buyer shall purchase and accept from the Sellers at the Closing, the Assets and all right, title, interest and obligation of the Sellers therein; and

               (iii) The Sellers shall assign, transfer and deliver to the applicable Buyer as set forth on Annex I and the applicable Buyer shall
                                      -------
     accept and assume from the Sellers at the Closing, the Liabilities.

          (b) Notwithstanding anything to the contrary contained in this Agreement, the transfer of title to the Stock and the Assets and the assumption of the Liabilities shall become effective only upon receipt by the Sellers of the Purchase Price.

     Section 2.02.  Purchase Price.  On the Closing, as consideration for the
                    --------------
Stock and Assets, the Buyers shall pay to the Sellers the Purchase Price as follows:

          The Buyers shall pay the Estimated Purchase Price by wire transfer(s) of immediately available funds in accordance with instructions to be provided by the Sellers to the Buyers not less than two Working Days prior to the Closing Date.

     Section 2.03.  Closing.  The Closing will take place at the offices of
                    -------
Hunton & Williams, 951 East Byrd Street, Richmond, Virginia 23219 or at such other places as the Parties mutually agree, at 10:00 A.M. prevailing time in Richmond, Virginia, on the Closing Date.

     Section 2.04.  Sellers' Deliveries at Closing'.  At the Closing, the
                    ------------------------------
Sellers shall deliver, or cause to be delivered, to the Buyers:

          (a) stock certificates, representing the Stock held by DIMON, duly endorsed for transfer, in a form acceptable to the Parties;

          (b) the legal opinion of Sellers' counsel in the form customarily given in a transaction similar to the one contemplated herein;

          (c) validly executed Bill of Sale and Assignment and Assumption Agreements in the forms of Schedule 2.04(c)(i) and (ii) evidencing transfer of
                           -------------------     ----
the Assets and Liabilities to the applicable Buyer set forth on Annex I;
                                                                -------

          (d) a validly executed evidence of assignment or termination of the profit and loss transfer agreements and domination agreements between Florimex Germany on the one hand and the German Companies on the other hand in accordance with Section 9.05;
     ------------

          (e) evidence of waiver of certain rights of first refusal held by minority shareholders of certain Non-Wholly Owned Companies; and

          (f) any other documents and certificates to be delivered under Article X hereof.

     Section 2.05.  Buyers' Deliveries at Closing'.  At the Closing, the Buyers
                    -----------------------------
shall deliver, or cause to be delivered, to the Sellers:

          (a) the Purchase Price by wire transfer as described in Section
2.02(a);

          (b) the legal opinion of Buyers' counsel in the form customarily given in a transaction similar to the one contemplated herein;

          (c) any other documents and certificates to be delivered under Article XI hereof.

     Section 2.06.  Mutual Deliveries at Closing.  At the Closing, the Buyers
                    ----------------------------
and Sellers shall sign, execute and deliver (a) deeds or other appropriate documents of transfer, validly executed, evidencing the transfer of the Stock to the Buyers and in a form acceptable to the Parties and (b) the Tax Cooperation Agreement in form of Schedule 2.06 hereto.
                     -------------

                                  ARTICLE III

                          ADJUSTMENT OF PURCHASE PRICE
                          ----------------------------

     Section 3.01.  Delivery of Florimex Financial Statement.  Within sixty (60)
                    ----------------------------------------
days of the Closing Date, Accountants shall, at the expense of the Sellers, audit and deliver to the Buyer and Buyers' accountants the Florimex Financial Statement and a schedule thereto illustrating the computation of EBITDA under the terms of this Agreement (the "EBITDA Schedule"), both of which shall be prepared in accordance with GAAP and, to the extent not inconsistent with GAAP, in a manner consistent with the Interim Florimex Financial Statement and in accordance with the past practices of the Companies as reflected in the financial statements of the Companies for the immediately preceding comparable period. At the time of delivery of the Florimex Financial Statement, the Sellers shall cause to be made available to the Buyers' accountants the workpapers of the Accountants and shall allow the Buyers reasonable access to Ritchie Bond in connection with the Buyers' review of the Florimex Financial Statement. For the purposes of this Agreement, the Florimex Financial Statement shall not be deemed to have been delivered until such time as the EBITDA Schedule and the workpapers are delivered in accordance with this Section 3.01.

     Section 3.02.  Final Florimex Financial Statement and Dispute Resolution.
                    ---------------------------------------------------------
Unless the Buyers object, in writing to the Sellers within twenty (20) working days after delivery of the Florimex Financial Statement by the Sellers, to the computation of EBITDA or the determination of the Net Debt as provided in the Florimex Financial Statement, the Florimex Financial Statement shall constitute the Final Florimex Financial Statement. The computation of EBITDA and the determination of Net Debt from the Final Florimex Financial Statement shall provide the basis for determining the Final Purchase Price. If the Buyers have any objections to the computation of EBITDA or the determination of Net Debt as provided in the Florimex Financial Statement, they shall deliver a detailed statement describing their objections to Accountants and the Sellers within twenty (20) working days after receiving the Florimex Financial Statement.

The Buyers and the Sellers, after consultation with the Accountants, will use their reasonable best efforts to resolve any such objections. The Buyers and the Sellers will select an office of Deloitte & Touche mutually agreeable to the Parties to review the computation of EBITDA and the determination of Net Debt. Deloitte & Touche shall review the computation of EBITDA and the determination of Net Debt for mathematical accuracy and confirm whether such items have been computed and determined consistent with GAAP and, to the extent not inconsistent with GAAP, in a manner consistent with the Florimex Financial Statement. The Accountants shall either confirm such computation and determination or make such adjustments thereto as are necessary to correct any mathematical errors or conform such computation and determination to GAAP and, to the extent not inconsistent with GAAP, to the Florimex Financial Statement. Such confirmation or adjustment, as the case may be, by Deloitte & Touche and Accountants shall be completed within thirty (30) days after the an office of Deloitte & Touche is selected by the Parties and shall be final and binding absent manifest mathematical error reasonably recognizable by the Parties in respect of the computation of EBITDA and the determination of Net Debt as provided in the Florimex Financial Statement.


     Section 3.03.  Final Florimex Financial Statement Resulting From Dispute
                    ---------------------------------------------------------
Resolution.  Accountants will revise EBITDA and Net Debt as provided in the
----------
Florimex Financial Statement as appropriate to reflect the resolution of the Buyers' objection (as agreed by the Buyers, the Sellers and the Accountants or as determined by such elected office of Deloitte & Touche in accordance with
Section 3.02 above) and deliver the revised Florimex Financial Statement to the Buyers and the Sellers within ten (10) days after the resolution of such objections. Such revised Florimex Financial Statement shall be certified by the Accountants and shall constitute the Final Florimex Financial Statement.

     Section 3.04.  Post Closing Adjustment.  On the basis of EBITDA and Final
                    -----------------------
Net Debt as provided in the Final Florimex Financial Statement, the Final Purchase Price shall be computed. In the event such computation shows that the Final Purchase Price of the Companies is greater or lesser than the Estimated Purchase Price, a Post Closing Adjustment will be made to the Estimated Purchase Price. Any payments that are due to the Sellers or the Buyers respectively, shall be made within ten (10) days from delivery of the Final Florimex Financial Statement.

                                   ARTICLE IV

                            [intentionally omitted]

                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

     The Sellers, jointly and severally, hereby represent and warrant to the Buyers that the following is true and correct at the date hereof, except that none of the Sections of this Article shall apply to the Companies in Liquidation, except for Section 5.21:

     Section 5.01.  Corporate Existence of Sellers.  Sellers are companies duly
                    ------------------------------
organized, validly existing and in good standing under the Laws of their respective jurisdictions and, except where failure to be so qualified would not have a material adverse effect on the business or operations of the Companies, taken as a whole, are qualified to do business under the Laws of each jurisdiction of operation.

     Section 5.02.  Authorization; Enforceability.  The Sellers each have full
                    -----------------------------
corporate power and authority to enter into this Agreement, to perform their respective obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Sellers of this Agreement, and the performance by the Sellers of their respective obligations hereunder, have been duly and validly authorized by the Boards of Directors or the equivalent thereof in the relevant jurisdiction or the sole shareholder of the Sellers, no other corporate action on the part of the Sellers or their respective stockholders being necessary. This Agreement is, and the other documents and instruments required hereby will be, when executed and delivered by the parties hereto, the valid and binding obligations of the Sellers, enforceable against the Sellers in accordance with their respective terms.

     Section 5.03.  No Violation or Conflict by the Sellers.  The execution,
                    ---------------------------------------
delivery and performance of this Agreement by the Sellers do not and will not
(a) conflict with or result in a violation of the Corporate Documents of the Sellers; (b) conflict with or violate any Law, judgment, order or decree binding on the Sellers or any material Contract to which any Seller is a party or by which it is bound and which relates to the business of the Companies, the breach of which, individually or in the aggregate with other such breaches, could have a material adverse effect on any Seller's ability to consummate any of the transactions contemplated hereby, and (c) except as set forth on Schedule 5.03,
                                                                 -------------
require the consent or approval of any other Person or give any Person to any such material Contract any right of termination, cancellation, acceleration or modification thereunder. Except as set forth on Schedule 5.03, no notice to,
                                                 -------------
filing or registration with, or authorization, consent or approval of, any Governmental or Regulatory Authority is necessary or is required to be made or obtained by any Seller in connection with the execution and delivery of this Agreement by the Sellers or the consummation by the Sellers of the transactions contemplated hereby.

     Section 5.04.  Title to Stock.  The Sellers directly or indirectly own,
                    --------------
beneficially and of record, the Stock, free and clear of all Liens. Upon delivery of the Stock to the Buyers at the Closing and upon the Buyers' payment of the Purchase Price therefor, good and valid title to the Stock, free and clear of all Liens, will pass to the Buyers.

     Section 5.05.  Organization of Companies.  Each of the Companies (i) is
                    -------------------------
duly organized, validly existing and in good standing under the Laws of their respective jurisdictions of organization; (ii) has all requisite power to own its property and to carry on its business as now being conducted; and (iii) is permitted or qualified to do business in the jurisdiction in which it operates, except where failure to be permitted or qualified would not have a material adverse effect on the business or operations of the Companies, taken as a whole.

     Section 5.06.  Capitalization of Companies.  The Stock has been duly and
                    ---------------------------
validly issued and is fully paid and non-assessable. It constitutes all of the issued and outstanding capital stock of the Companies, except with respect to the Non-Wholly Owned Companies. Except as disclosed on Schedule 5.06, there are
                                                        -------------
no options, warrants or other rights to subscribe for or purchase any capital stock of the Companies or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire, any capital stock of the Companies, nor are there any Contracts, commitments, agreements, understandings, obligations, arrangements or restrictions, contingent or otherwise, to which the Companies are party or by which the Companies are bound relating to any shares of the capital stock or other equity securities of the Companies, whether or not outstanding. As of the Closing Date, each preference or other right to acquire equity of any Company shall have been validly and irrevocably waived in writing.

     Section 5.07.  No Violation or Conflict by Companies.  The execution,
                    -------------------------------------
delivery and performance of this Agreement by the Sellers do not and will not
(a) conflict with or result in a violation of the Corporate Documents of any Company; (b) conflict with or violate any Law, judgment, order or decree binding on any Company, or any Material Contract to which any Company is a party or by which it is bound, the breach of which would have a material adverse effect on the business, financial condition or results of operation of any Company following the Closing Date or (c) except as set forth in Schedule 5.07, require
                                                         -------------
the consent or approval of any other Person or give any other party to any Material Contract to which any Company is a party any right of termination, cancellation, acceleration or modification thereunder. Except as set forth in

Schedule 5.07, no notice to, filing or registration with, or authorization,
-------------
consent or approval of, any Governmental or Regulatory Authority is necessary or is required to be made or obtained by any Company in connection with the execution and delivery of this Agreement by the Sellers or the consummation by the Sellers of the transactions contemplated hereby.

     Section 5.08.  Interim Florimex Financial Statement/No Material Changes.
                    --------------------------------------------------------
The Sellers have delivered to the Buyers the consolidated, unaudited interim financial statement incorporating Florimex Germany, Florimex USA and Florimex Canada, as a whole, and the related statement of income for the period July 1, 1997 up to and including June 30, 1998, which is attached hereto as Schedule
                                                                    --------
5.08 (the "Interim Florimex Financial Statement").  The Interim Florimex
----
Financial Statement fairly presents, in all material respects, the financial position and results of operations of Florimex Germany, Florimex USA and Florimex Canada as of the date thereof and for the period then ended. The Interim Florimex Financial Statement, has been prepared in accordance with GAAP (excluding footnote disclosure). To the Knowledge of the Sellers, there has been no material adverse change in the condition, financial or otherwise, or in the results of operations, of Florimex Germany, Florimex USA or Florimex Canada since the date of the Florimex Financial Statement, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or other public force or act of God or otherwise.

     Section 5.09.  Taxes.
                    -----

          (a) Each Company and, as applicable, a Seller on behalf of a Company, has filed or caused to be filed, within the times prescribed by law, all federal, state, local and foreign tax returns and tax reports, which it was required to have filed prior to the date of this Agreement and the non-filing of which could reasonably be deemed to be materially adverse to the Companies in the aggregate.

          (b) Each Company and, as applicable, a Seller on behalf of a Company, has paid, or there is an appropriate accrual in the Interim Florimex Financial Statement with respect to the Companies in the aggregate for, all income, profits, sales, real estate and excise taxes (including additions to tax, penalties and interest) which have become due and payable before the date hereof under any of its or their tax returns or reports or pursuant to any assessment with respect thereto.

          (c) The amount of the Companies' aggregate liability for unpaid taxes as of the date hereof and as of the Closing Date does not and will not exceed the accrual therefor in the Interim Florimex Financial Statement.

          (d)  Except as set forth on Schedule 5.09 hereto, no taxing authority
                                      -------------
has notified any of the Material Companies of any examination of any return or is currently examining any tax return of any of the Material Companies, nor are there any outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of any of the Material Companies. To the Knowledge of the Sellers and except as set forth in Schedule 5.09 hereto, no
                                                        -------------
taxing authority is currently examining any tax return of any of the Non-Material Companies, nor are there any outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of any of the Non-Material Companies.

          (e)  Except as set forth on Schedule 5.09 hereto, to the Knowledge of
                                      -------------
the Sellers, no such notice or examination by any taxing authority with respect to any of the Companies is threatened. Except as disclosed on Schedule 5.09 and
                                                               -------------
except as provided for in the Interim Florimex Financial Statement, no taxes with respect to the Material Companies have become due and payable from the period of July 1, 1998 to the date of this Agreement.

          (f) No Company is a "real property holding company" under Section 897(c)(2) of the U.S. Internal Revenue Code of 1986, as amended.

     Section 5.10.  Personal Property.  Except as set forth in Schedule 5.10,
                    -----------------                          -------------
each of the Companies has good, valid and marketable title to its Personal Property. Except as set forth in Schedule 5.10, the Personal Property is not
                                  -------------
subject to any Lien.  To the Knowledge of the

Sellers, the Personal Property is in good operating condition and repair, subject to normal wear and tear, and is suitable for the purposes for which it is presently used.


     Section 5.11.  Real Property.  Schedule 5.11 constitutes an accurate and
                    -------------   -------------
complete list of all real property owned, in whole or in part, by the Companies and includes the name of the record title holder thereof and a list of all of the Sellers' or Companies' indebtedness secured by a Lien on the real property. Except as set forth in Schedule 5.11, each Company has good and marketable title
                       -------------
to all the real property specified as owned by it in Schedule 5.11, free and
                                                     -------------
clear of any Lien. To the Knowledge of the Sellers, all of the material buildings, structures and appurtenances situated on the land listed in Schedule
                                                                       --------
5.11 are in good operating condition, taking into consideration normal wear and
----
tear, and in a state of good maintenance and repair, are adequate and suitable for the purposes for which they are presently being used and, with respect to each, the respective Company has rights of ingress and egress for operation of its business in the ordinary course as conducted as of the date hereof. None of such buildings, structures or appurtenances, nor the operation or maintenance thereof, which are owned or operated by the Material Companies, and to the Knowledge of the Sellers, which are owned or operated by the Non-Material Companies, violates any restrictive covenant or any provision of any federal, state or local law, ordinance, rule or regulation, or materially encroaches on any real property owned by others, except such violations or encroachments as do not individually or in the aggregate have a material adverse effect upon the Companies' respective business or their use or operation of such properties. Except as set forth in Schedule 5.11, no condemnation proceeding is pending or,
                       -------------
to the Knowledge of Sellers, threatened which would preclude or impair the use of any such real property by the Companies for the purposes for which it is currently used.

     Section 5.12.  Material Contracts.  Except as set forth in Schedule 5.12,
                    ------------------                          -------------
none of the Companies is bound by (a) any material agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of capital stock, (b) any loan or advance to the making of any such loan, in excess of US$ 100,000, (c) any guarantee, other than in the ordinary course of business, in respect of loans in excess of US$ 100,000 of any other legal person other than another Company, (d) any service, consulting or any other similar type contract requiring payment exceeding US$ 100,000 per year, (e) any agreement entered into outside the ordinary course of business which materially limits the freedom of any of the Companies to engage in their respective line of business or to compete with any other Person, (f) any agreement not entered into in the ordinary course of business which requires payments exceeding US$ 100,000 and has a termination notice period of 90 days or more or (g) any agreement which requires payments exceeding more than US$ 100,000 per year and is expected to have a material adverse impact on the business or operations of any of the Companies. Each agreement set forth in

Schedule 5.12 is in full force and effect and none of the Companies violated any
-------------
of the terms or conditions of such agreement in any material respect and, to the Knowledge of Sellers, all of the covenants that are required to be performed by any other party thereto as of the date hereof have been performed.

     Section 5.13.  Insurance.  Set forth in Schedule 5.13 hereof is a complete
                    ---------                -------------
list of material insurance policies which the Companies have concluded and maintained in full force and effect. All premiums on these insurance policies, which have become due and payable on or before the date hereof, have been paid or accrued for. No notifications have been received with regard to the non-renewal of any policy.

     Section 5.14.  Intellectual Property.
                    ---------------------

          (a) Schedule 5.14(a) contains an accurate and complete list of all
              ----------------
material patents, trade names, trademarks and service marks, that are currently owned and used by the Companies (collectively, the "Material Intellectual Property"). Unless otherwise indicated in Schedule 5.14(a), each item
                                           ----------------
constituting part of the Material Intellectual Property has been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark office or such other government agencies, domestic or foreign as set forth on Schedule 5.14(a). Except as stated in Schedule 5.14(a), there are no
         ----------------                       ----------------
pending (or, to the Knowledge of the Sellers, threatened) proceedings or litigation or other adverse claims with respect to the Material Intellectual Property, an adverse result in which would have a material adverse effect on the business or operations of the Companies, taken as a whole.

          (b) Except as disclosed on Schedule 5.19(c), the Companies have been
                                     ----------------
granted licenses in respect of all items of intellectual property not owned by any Company pursuant to the license agreements listed in Schedule 5.14(b)
                                                         ----------------
hereto, which are valid and enforceable in accordance with the terms and conditions hereof.

     Section 5.15.  Employment Relations.
                    --------------------

          (a) Each Company is in compliance in all material respects with all federal, state or other applicable labor laws, domestic or foreign, and with the terms and conditions of employment and wages and hours, and has not and is not engaged in any unlawful labor practice.

          (b) No unlawful labor practice complaint against any Company is pending before the National Labor Relations Board or any corresponding or similar governmental agency or entity in any foreign jurisdiction.

          (c) There is no labor strike or stoppage actually pending or, to the Knowledge of Sellers, threatened against any Company.

          (d) No grievance on the part of any of the Companies' employees that might have a material adverse effect upon any of the Companies or the conduct of their respective businesses has been filed, and no arbitration proceeding arising out of or under any collective bargaining agreement is pending, nor to the Knowledge of the Sellers has any claim therefor been asserted.

          (e) Except for negotiations regarding a proposed collective bargaining agreement that would be applicable to employees in the Dutch flower business, no collective bargaining agreement is currently being negotiated by any of the Companies and none of the Companies has experienced any material strikes during the last three years. There will not be any material violation of any employment agreements with employees of the Material

Companies or, to the Knowledge of the Sellers, employees of any Non-Material Company, as a result of an announcement of the transactions contemplated by this Agreement.

     Section 5.16.  No Litigation.  Except as set forth on Schedule 5.16 hereto,
                    -------------                          -------------
there is no material litigation or governmental investigation pending or, to the Knowledge of the Sellers, proposed or threatened against any Company. With respect to each item of litigation set forth on Schedule 5.16, the Companies
                                                -------------
have made adequate provision in the Interim Florimex Financial Statement and accrued all contingent liabilities therefor in conformance with F.A.S. 5 and with GAAP generally and the aggregate accruals therefor reflected on Schedule
                                                                     --------
5.16 are adequate.
----

     Section 5.17.  Books and Records.  The books of account and other records
                    -----------------
of any Company related to the operation of that Company are in all material respects complete and correct and have been maintained in accordance with good business practices. To the Knowledge of the Sellers and except as disclosed on

Schedule 5.17, the Material Companies and the Non-Material Companies do not have
-------------
any of their respective material records, systems, controls, data or information recorded, stored, maintained or operated by any means (including any electronic, mechanical or photographic process, whether computerized or not) which is not under the respective ownership and control of the Material Companies, or except which may be under the ownership or control of third parties in the ordinary course of business, the Non-Material Companies.

     Section 5.18.  No Broker.  Except as set forth on Schedule 5.18, neither
                    ---------                          -------------
the Sellers nor the Companies, have had any dealings, negotiations or communications with any broker or other intermediary in connection with the transactions contemplated by this Agreement, and neither is committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated herein.

     Section 5.19.  Software.
                    --------

          (a) Identification and Performance.  The computer software that was
              ------------------------------
developed by and is currently owned by the Companies and is material to the business or operation of the Companies, taken as a whole, together with all know-how and processes used in connection therewith (i) is listed on Schedule
                                                                     --------
5.19(a) hereto (the "Software"), and (ii) reasonably functions as intended by
-------
the Sellers. The Sellers are not aware of any material issues with respect to the two material software programs, which are indicated on Schedule 5.19(b) as
                                                           ----------------
currently being implemented by the Companies, that would cause such programs to function, once their implementation is complete, in a manner materially different from the function currently intended by Sellers.

          (b) Except as disclosed in Schedule 5.19(b), Sellers believe that the
                                     ----------------
change in the century as of January 1, 2000 will not cause the Software to function in a manner materially different to its current function.

          (c) Title.  Except as otherwise expressly disclosed in Schedule
              -----                                              --------
5.19(c), all right, title and interest in and to the Software are owned by the
-------
Companies, free and clear of all Liens, and to the Knowledge of the Sellers, the Companies' use of the Software and the Third-

Party Software does not infringe on the rights of any third parties, excluding licenses to customers. Except as disclosed in on Schedule 5.19(c) the
                                                  ----------------
Companies have proper licenses for softwarethat (i) is not currently owned by the Companies, (ii) may have been developed by third parties, and (iii) is currently deemed to be material to the business of the Companies, taken as a whole, and the Companies are in compliance with all such licenses.

     Section 5.20.  Environmental Compliance, Cleanup, Permits and Licenses.
                    -------------------------------------------------------
Except as indicated on Schedule 5.20 hereto, the Companies are in compliance
                       -------------
with the Environmental Laws with respect to their respective properties, facilities and businesses except where such noncompliance would not have a material adverse effect on the business or operations of the Companies, taken as a whole. To the Knowledge of the Sellers, except as disclosed on Schedule 5.20
                                                                  -------------
hereto, the Companies have not received any notice of noncompliance with the Environmental Laws, and have not caused or permitted their businesses or the real estate owned by them or under their control, on or after the date the Companies acquired such ownership or control, to be used to generate, manufacture, refine, transfer, produce or process hazardous substances, or other toxic substances or solid waste, except in compliance with the Environmental Laws. To the Knowledge of the Sellers, the Companies have not received notice that the Companies are potentially responsible for the environmental cleanup of any site under any applicable Environmental Law or at the request of any private citizen or business entity, except as disclosed on Schedule 5.20 hereto. With
                                                   -------------
respect to items of environmental cleanup identified on Schedule 5.20, the
                                                        -------------
Companies' aggregate liability with respect to such items shall not materially exceed the aggregate estimated cost therefor that is disclosed for such items on

Schedule 5.20.
-------------

     Section 5.21.  Companies in Liquidation.  To the Knowledge of the Sellers,
                    ------------------------
there is no material claim pending or threatened against the Companies in Liquidation.

     Section 5.22.  Assets; Condition.  The personal property of Florimex
                    -----------------
Germany constituting a portion of the Assets are in good and usable condition taking into account regular maintenance and usual wear and tear and have been regularly maintained.

     Section 5.23.  Employee Matters.
                    ----------------

          (a) Schedule 5.23(a) contains a list, complete and accurate in all
              ----------------
material respects, of all non-seasonal and non-temporary employees currently employed by each Company (the "Employees") as of the date hereof, indicating name, position, age, seniority and monthly salary.

          (b) Other than the Employees, at Closing the Company will not employ any non-seasonal and non-temporary individuals, with the exception of employees hired after the date hereof with the Buyers' prior consent.

          (c) Except as disclosed on Schedule 5.23(c), the Companies have no
                                     ----------------
outstanding financial obligations to any Employees or former non-seasonal or non-temporary employees for any periods preceding the Closing Date (other than as accounted for in the Interim Florimex Financial Statement.

          (d) Schedule 5.23(d) contains a complete and accurate list of all
              ----------------
senior management personnel of the Companies ("Key Employees"), indicating in each case name, remuneration (broken down to base salary and bonus) for the Companies' fiscal year ended June 30, 1998 and date of the current employment agreement, if any, for each Key Employee. The basis for calculating the bonus, if applicable, is indicated with respect to each Key Employee. Concurrently with the execution of this Agreement, the Sellers will provide to the Buyers, as part of their due diligence, true, complete and correct copies of all current employment agreements with the Key Employees.

          (e) Except as disclosed on Schedule 5.23(e), the Companies have no
                                     ----------------
outstanding financial obligations to any Key Employees or former senior management (other than as accounted for in the Interim Florimex Financial Statement and accrued vacation or salary for the current month, should the Closing Date not occur on the first day of a month) for any periods preceding the Closing Date (other than accrued vacation or salary for the current month, should the Closing Date not occur on the first day of a month). All bonus payments owed to any of the Key Employees for the fiscal year ended June 30, 1998 have been made, and no bonus obligations for any periods preceding July 1, 1998 are outstanding other than as accounted for in the Interim Florimex Financial Statement.

          (f) The Companies have taken certain actions in furtherance of the restructuring of the workforce of the Companies as outlined in Schedule 1.01(b)
                                                               ----------------
hereto, which actions have been accounted for in the Interim Florimex Financial Statement. Prior to Closing, the Companies will not take any further action in connection with such restructuring of the workforce that is not reflected on the Interim Florimex Financial Statement or listed on Schedule 1.01(b) without prior
                                                  ----------------
consent of the Buyers.

     Section 5.24.  No Other Representations.  Notwithstanding anything to the
                    ------------------------
contrary contained in this Agreement, it is the explicit intent of each Party that the Sellers are making no representation or warranty whatsoever, express or implied, except those representations and warranties contained in this Article V.

                                   ARTICLE VI

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

     The Buyers, jointly and severally, hereby represent and warrant to the Sellers as follows:

     Section 6.01.  Corporate Existence of Buyers.  The Buyers are corporations
                    -----------------------------
duly organized, validly existing and in good standing under the Laws of their respective jurisdictions. To the Knowledge of the Buyers, each of the Buyers has all requisite power to own its property and to carry on its business as now being conducted. To the Knowledge of the Buyers, all Buyers are permitted to do business in the respective jurisdictions in which they operate.

     Section 6.02.  Authorization; Enforceability.  The Buyers have full
                    -----------------------------
corporate power and authority to enter into this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Buyers of this Agreement, and the performance by the Buyers of their obligations hereunder, have been duly and validly authorized by the Boards of Directors (or the equivalent thereof in the relevant jurisdictions of the Buyers), no other action on the part of the Buyers or their respective stockholders being necessary. This Agreement is, and the other documents and instruments required hereby will be, when executed and delivered by the parties hereto, the valid and binding obligations of the Buyers, enforceable against the Buyers in accordance with their respective terms.

     Section 6.03.  No Violation or Conflict.  The execution, delivery and
                    ------------------------
performance of this Agreement by the Buyers do not and will not (a) conflict with or result in a violation of the Corporate Documents of any Buyer; (b) conflict with or violate any Law, judgment, order or decree binding on any Buyer or any Contract to which any Buyer is a party or by which it is bound, the breach of which, individually or in the aggregate, could have a material adverse effect on any Buyer's ability to consummate the transactions contemplated hereby; and (c) except as set forth on Schedule 6.03, require the consent or
                                       -------------
approval of any other Person or give any Person to any Contract any right of termination, cancellation, acceleration or modification thereunder. Except as set forth on Schedule 6.03, no notice to, filing or registration with, or
             -------------
authorization, consent or approval of, any Governmental or Regulatory Authority is necessary or is required to be made or obtained by any Buyer in connection with the execution and delivery of this Agreement by the Buyers or the consummation by the Buyers of the transactions contemplated hereby.

     Section 6.04.  No Broker.  Except as set forth on Schedule 6.04, no Buyer
                    ---------                          -------------
has had any dealings, negotiations or communications with any broker or other intermediary in connection with the transactions contemplated by this Agreement and is not committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated herein.

     Section 6.05.  Purchase for Investment.  The Buyers acknowledge that the
                    -----------------------
offer and sale of the Stock contemplated herein have not been, and will not be, registered under the Securities Act of 1933, as amended, or under any state securities laws. Each Buyer represents that it is purchasing the Stock for investment and not with a view to the distribution thereof, except in accordance with applicable securities laws.

     Section 6.06.  Investigation by Buyers.  Each Buyer has conducted its own
                    -----------------------
independent review and analysis of the businesses, assets, condition, operations and prospects of the Companies and acknowledges that it has been provided reasonably sufficient information in respect of the properties, premises and records of the Companies for this purpose and has been afforded a reasonable opportunity, satisfactory in light of the Parties' intentions with respect to the timing of the signing of this Agreement and the Closing, to discuss the foregoing with the management of Sellers and the Companies. In entering into this Agreement, each Buyer has relied solely upon its own investigation and analysis and the representations and warranties contained herein, and each
Buyer:

          (a) has conducted, with the aid of counsel, an independent analysis of all legal effect and consequence of this Agreement and the consummation of transactions contemplated herein under the Laws, including but not limited to with respect to all matters of corporate, securities, tax, intellectual property, employment, employee benefit and labor law;

          (b) except as otherwise set forth in this Agreement, acknowledges that none of the Sellers, any Company, or any of their respective directors, officers, employees, Affiliates, agents or representatives makes any representation or warranty, either express or implied, as to the accuracy of completeness of any of the information provided or made available to any Buyer or its agents or representatives prior to the execution of this Agreement; and

          (c) understands that the Stock has not been, and will not be, registered under the Securities Act of 1933, as amended; and

          (d) agrees, to the fullest extent permitted by law, that none of the Sellers, any Company, or any of their respective directors, officers, employees, Affiliates, agents or representatives shall have any liability or responsibility whatsoever to any Buyer on any basis (including, without limitation, in contract or tort, under federal or state securities laws or otherwise) based upon any information provided or made available, or statements made, to the Buyers prior to the execution of this Agreement, except that the foregoing limitations shall not apply (i) to the extent the Sellers make the specific representations and warranties set forth in this Agreement, but always subject to the limitations and restrictions contained in this Agreement or (ii) in the event of fraud.

     Section 6.07.  No Litigation.  Except as set forth on Schedule 6.07 hereto,
                    -------------                          -------------
there is no material litigation or governmental investigation pending or proposed or threatened against USA Floral.

     Section 6.08.  International Operations. While subsidiaries of the Buyers
                    ------------------------
sell products to customers outside North America (including an immaterial amount of sales to customers in Europe), neither the Buyers nor their subsidiaries currently maintain any office or installation in Europe.

     Section 6.09.  No Other Representations.
                    ------------------------

          Notwithstanding anything to the contrary contained in this Agreement, it is the explicit intent of each Party that the Buyers are making no representation or warranty whatsoever, express or implied, except those representations and warranties contained in this Article VI.

                                  ARTICLE VII

                              COVENANTS OF SELLERS
                              --------------------

     The Sellers, jointly and severally, covenant and agree with the Buyers that, at all times from and after the date hereof until the Closing Date, the Sellers will comply, and, to the extent applicable, will cause each Company to comply, with the following covenants and provisions, except to the extent the Buyers may otherwise consent in writing and excluding the Companies in Liquidation.

     Section 7.01.  Conduct of Business of the Companies.  Except as otherwise
                    ------------------------------------
expressly provided in this Agreement, during the period from the date of this Agreement until the Closing Date, the Sellers will cause the Companies to conduct their respective operations according to their ordinary course of business and consistent with past practice. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Closing Date, the Sellers will not allow any Company to:

          (a) amend its Corporate Documents in any material respect;

          (b) authorize for issuance or issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities;

          (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any of its securities;

          (d) other than in the ordinary course of business, (i) incur or assume any material long-term debt not currently outstanding, (ii) assume, guarantee, endorse or otherwise become liable or responsible for the obligations of any Person, other than another Company, (iii) make any material loans, advances or capital contributions to, or investments in, any other Person, (iv) enter into any material contract or agreement other than in connection with the transactions contemplated by this Agreement or (v) authorize any capital expenditures other than capital expenditures up to 100% of aggregate budgetary projections as set forth in Schedule 7.01(d);
                            ----------------

          (e) adopt or amend (except as may be required by Laws or as provided in Schedule 9.02 of this Agreement) any material bonus, profit sharing,
   -------------
compensation, severance, termination, stock option, stock appreciation right, restricted stock, pension, retirement, deferred compensation, employment, severance or other material employee benefit agreements, trusts, plans, funds or other material arrangements for the benefit or welfare of any present or former director, officer or employee or the dependent or beneficiary of any present or former director, officer or employee, or (except for normal increases in the ordinary course of business that are consistent with past practices and that, in the aggregate, do not result in a material increase in benefits or compensation expense to any Company) increase in any material respects the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any existing plan and arrangement (including, without limitation, the granting of stock options, stock appreciation rights, shares of restricted stock or performance units) or enter into any contract, agreement, commitment or arrangement to do any of the foregoing, except that the Companies may (i) enter into any agreement with Winfried Falk or Dwight Ferguson or (ii) amend any current agreements with Winfried Falk or Dwight Ferguson, if the Buyers have consented hereto;

          (f) acquire, sell, lease, pledge, hypothecate, encumber, mortgage or dispose of any material assets;

          (g) pay fees incurred by the Sellers to Hunton & Williams in connection with the transaction contemplated by this Agreement, or pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Interim Florimex Financial Statement, or incurred in the ordinary course of business; or

          (h) cancel any material insurance policies set forth on Schedule 5.13;
                                                                  -------------

          (i) materially and adversely amend any of the agreements as listed on

Schedule 5.12, involving an amount in excess of US$ 100,000 per year, without
-------------
prior notification thereof to the Buyers.

          (j) agree in writing or otherwise to take any of the foregoing actions.

     Section 7.02.  Compliance with Law.  The Sellers shall cause each Company
                    -------------------
to comply in all material respects with all applicable Laws.

     Section 7.03.  Regulatory and Other Approvals.  The Sellers will (a) use
                    ------------------------------
reasonable best efforts and proceed diligently and in good faith as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of the Sellers, or any Company to consummate the transactions contemplated hereby, including without limitation those described in Schedule 5.03, (b) provide such other information and communications to such
   -------------
Governmental or Regulatory Authorities or other Persons as such Governmental or Regulatory Authorities or other Persons may reasonably request and (c) use reasonable best efforts to cooperate with the Buyers in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of Buyers to consummate the transactions contemplated hereby. The Sellers will provide prompt notification to the Buyers when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, or when notice or indication of any delay or denial is first obtained, as applicable, and will advise Buyers of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement.

     Section 7.04.  Investigation by Buyers.  The Sellers will (a) provide each
                    -----------------------
Buyer, its officers, employees, counsel, accountants, financial advisors, consultants and other representatives (together, "Representatives") with reasonable access, upon not less than 24 hours' prior notice and during normal business hours, to all officers, employees, agents and accountants of the Companies, and their respective assets, properties, books and records as Buyers or any such Representative may reasonably request, but only to the extent that such access does not unreasonably interfere with the business and operations of the Companies, and (b) furnish each Buyer and such other Persons with all such information and data concerning the business and operations of the Companies, as such Buyer reasonably may request in connection with such investigation, but only to the extent that furnishing any such information or data would not violate any Law, order, Contract or license applicable to any Company, or by which any Company's respective assets and properties is bound.

     Section 7.05.  Resignations.  The Sellers shall cause any of Claude Owen,
                    ------------
Ritchie Bond or any other person who is not an employee of a Company and is serving as the representative of DIMON on the board of directors of each Company to execute resignation letters dated as of the Closing Date and such directors shall be relieved by the Sellers and the Companies of all liabilities and indemnified by the Sellers and the Companies for any claims arising out of or resulting from their service as directors.

                                  ARTICLE VIII

                              COVENANTS OF BUYERS
                              -------------------

     The Buyers, jointly and severally, covenant and agree with Sellers that, at all times from and after the date hereof until the Closing Date, the Buyers will comply with all covenants and provisions of this Article VIII applicable to the Buyers, except to the extent the Sellers may otherwise consent in writing.

     Section 8.01.  Compliance with Law.  The Buyers shall comply in all
                    -------------------
material respects with all applicable Laws.

     Section 8.02.  Regulatory and Other Approvals.  The Buyers will (a) use
                    ------------------------------
reasonable best efforts and proceed diligently and in good faith as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of the Buyers to consummate the transactions contemplated hereby, including without limitation those described in Schedule 6.03, (b)
                                                        -------------
provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as such Governmental or Regulatory Authorities or other Persons may reasonably request and (c) use reasonable best efforts to cooperate with Sellers in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of Sellers to consummate the transactions contemplated hereby. The Buyers will provide prompt notification to Sellers when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, or when notice or indication of any delay or denial is first obtained, as applicable, and will advise Sellers of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement.

                                   ARTICLE IX

              OTHER COVENANTS AND AGREEMENTS OF BUYERS AND SELLERS
              ----------------------------------------------------

     Section 9.01.  Release of Guarantees.  Each Buyer acknowledges that DIMON
                    ---------------------
and Florimex Germany have provided guarantees with respect to certain indebtedness of the Companies, the details of which are described on Schedule
                                                                     --------
9.01 attached hereto.  Prior to or at the Closing, such guarantees shall be
----
terminated and released. Each Buyer shall take all commercially reasonable actions to assist DIMON and Florimex Germany in obtaining the release of such guarantees, including but not limited to substituting the guarantees of the Buyers for those guarantees of DIMON or Florimex Germany that are listed on

Schedule 9.01 in the respective amounts of such guarantees not to exceed those
-------------
indicated on Schedule 9.01.  Each Buyer shall indemnify and hold DIMON and
             -------------
Florimex Germany harmless against any payment that DIMON or Florimex Germany is required to make from and after the Closing in respect of such guarantees in the respective amounts of such guarantees not to exceed those indicated on such

Schedule 9.01.
-------------

     Section 9.02.  Employment, Employee Benefit Plan and Other Matters.
                    ---------------------------------------------------
Sellers and Buyers acknowledge that certain employees of the Companies receive benefits under Employee Benefit Plans of DIMON as disclosed on Schedule 9.02
                                                               -------------
hereto. The Sellers and Buyers will agree as to the terms and timing of the transfer to the Buyers of the obligation to provide such benefits. Concurrently with the execution of this Agreement, the Sellers will provide to the Buyers true, complete and correct copies of all Employee Benefit Plans of DIMON under which benefits are provided to the individuals identified on Schedule 9.02. The
                                                             -------------
Parties acknowledge that the relocation of Dwight Ferguson to Washington, D.C., including the reimbursement of his expenses, will be arranged by DIMON in accordance with DIMON's existing relocation policy.

     Section 9.03.  Settlement of Inter-Company Accounts.  Other than as set
                    ------------------------------------
forth on Schedule 9.03, which shall be updated as of the Closing Date (provided
         -------------
that no such post-execution update shall reflect any material adverse effect upon the financial position of the Companies taken as a whole), all of the inter-company accounts between DIMON, on the one hand, and Florimex Germany or any of the Companies, on the other hand, will be finally settled and extinguished on or before the Closing Date, which settlement shall not have had a material adverse effect upon the financial position of the Companies taken as a whole. The items listed on Schedule 9.03 shall be settled after the Closing
                              -------------
in a manner consistent with past practices of DIMON, Florimex Germany and the Companies, provided that the Buyers shall not be required to make any such post-closing settlement of the inter-company accounts to the extent that such settlement could reasonably be expected to have a material adverse effect on the financial position of the Companies taken as a whole.

     Section 9.04.  Fulfillment of Conditions.  The Sellers and the Buyers shall
                    -------------------------
use their reasonable best efforts and proceed diligently and in good faith, prior to the Closing Date, (i) to satisfy each condition to the obligations of the Sellers or Buyers, as the case may be, contained in this Agreement, and (ii) to effect the transfer of the Stock as contemplated in this Agreement, and will not take or fail to take any action that would reasonably be expected to result in the nonfulfillment of such condition prior to the Closing Date.

     Section 9.05.  Profit and Loss Allocation.    The Sellers and the Buyers
                    --------------------------
agree that the profit and loss of Florimex Germany and its subsidiaries that are participants in the Organschaft and taxes with respect thereto for the fiscal year ended June 30, 1998, and for the interim period from July 1, 1998 until and including the Closing Date shall be allocated to and shall inure to the benefit of the Sellers, and that the profit and loss of Florimex Germany and its subsidiaries that are participants in the Organschaft and taxes with respect thereto after the Closing Date shall be allocated to and inure to the benefit of the Buyers. The Sellers covenant and agree that, at or before Closing, they will, in a manner reasonably acceptable to Buyers, assign or terminate all existing profit and loss transfer agreements and/or domination agreements and all agreements of like import, with respect to Florimex Germany and its subsidiaries that are participants in the Organschaft so as to effectuate the purpose and intent of the immediately preceding sentence, and shall cooperate with the Buyers to execute all such documents and do all such other acts and things as may be reasonably necessary in order to give effect to this Section 9.05.

                                   ARTICLE X

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYERS
                 ---------------------------------------------

     Each and every obligation of the Buyers to be performed on the Closing Date shall be subject to the satisfaction before or at the Closing of the express conditions precedent set forth below (unless expressly waived in writing by the Buyers at any time at or before the Closing), and the Sellers shall use reasonable best efforts to cause each of such conditions to be satisfied.

     Section 10.01.  Performance.  The Sellers shall have performed and complied
                     -----------
in all material respects with all of their covenants and agreements under this Agreement that are to be performed or complied with by it before or on the Closing Date, and the Buyers shall have received at the Closing a certificate, dated the Closing Date, signed by the Sellers, to such effect.

     Section 10.02.  Proceedings and Examinations.  All proceedings, corporate
                     ----------------------------
or other, to be taken by the Sellers in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Buyers, and the Sellers shall have made available to the Buyers for examination the originals or true and correct copies of all documents that the Buyers may reasonably request in connection with the transactions contemplated by this Agreement.

     Section 10.03.  No Actions.  There shall not be in effect any Law, and no
                     ----------
investigation, suit, action or other proceeding shall be threatened or pending before any court or governmental agency that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

     Section 10.04.  Representations and Warranties.  The representations and
                     ------------------------------
warranties made by the Sellers in this Agreement shall be true and correct in all material respects at the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date, and the Buyers shall have received at the Closing a certificate in the form attached hereto as Schedule 10.04, dated the Closing Date, signed by the
                   --------------
Sellers, to such effect.

     Section 10.05.  Deliveries.  The Sellers shall have delivered to the Buyers
                     ----------
the items referred to in Section 2.04, executed and in proper form.

     Section 10.06.  Regulatory Consents and Approvals.  All consents, approvals
                     ---------------------------------
and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit the parties hereto to perform their obligations under this Agreement and to consummate the transactions contemplated hereby shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement shall have occurred.

     Section 10.07.  Third Party Consents.  The consents (or in lieu thereof
                     --------------------
waivers) listed in Schedule 10.07 hereto shall have been obtained and shall be
                   --------------
in full force and effect.

     Section 10.08.  Additional Certificates.  Buyers shall have received such
                     -----------------------
other certificates of officers of the Sellers and the Companies as it may reasonably request.

                                   ARTICLE XI

                 CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLERS
                 ----------------------------------------------

     Each and every obligation of the Sellers to be performed on the Closing Date shall be subject to the satisfaction before or at the Closing of the express conditions precedent set forth below (unless expressly waived in writing by the Sellers at any time at or before the Closing), and the Buyers shall use reasonable best efforts to cause each of such conditions to be satisfied.

     Section 11.01.  Performance.  The Buyers shall have performed and complied
                     -----------
in all material respects with all of its covenants and agreements under this Agreement that are to be performed or complied with by it before or on the Closing Date, and the Sellers shall have received at the Closing a certificate, dated the Closing Date, signed by the Buyers, to such effect.

     Section 11.02.  Proceedings and Examinations.  All proceedings, corporate
                     ----------------------------
or other, to be taken by the Buyers in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Sellers, and the Buyers shall have made available to the Sellers for examination the originals or true and correct copies of all documents that the Sellers may reasonably request in connection with the transactions contemplated by this Agreement.

     Section 11.03.  No Actions.  There shall not be in effect any Law, and no
                     ----------
investigation, suit, action or other proceeding shall be threatened or pending before any court or governmental agency that seeks restraint, prohibition, damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

     Section 11.04.  Representations and Warranties.  The representations and
                     ------------------------------
warranties made by the Buyers in this Agreement shall be true and correct in all material respects at the Closing Date with the same force and effect as though such representations and warranties had been made on the Closing Date (except to the extent that such representations and warranties expressly speak as of a different date), and the Sellers shall have received at the Closing a certificate in the form attached hereto as Schedule 11.04, dated the Closing
                                           --------------
Date, signed by the Buyers, to such effect.

     Section 11.05.  Deliveries.  The Buyers shall have delivered to the Sellers
                     ----------
the items referred to in Section 2.05, executed and in proper form.

     Section 11.06.  Regulatory Consents and Approvals.  All consent, approvals
                     ---------------------------------
and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit the parties hereto to perform their obligations under this Agreement and to consummate the transactions contemplated hereby shall have been duly obtained, made or given and shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement shall have occurred.

     Section 11.07.  Third Party Consents.  The consents (or in lieu thereof
                     --------------------
waivers) listed in Schedule 11.07 hereto shall have been obtained and shall be
                   --------------
in full force and effect.

     Section 11.08.  Other Agreements.  The transaction contemplated by Section
                     ----------------
9.01 shall have been completed to the reasonable satisfaction of Sellers.

     Section 11.09.  Additional Certificates.  Sellers shall have received such
                     -----------------------
other certificates of officers of the Buyers as it may reasonably request.

                                  ARTICLE XII

                      INDEMNITIES AND ADDITIONAL COVENANTS
                      ------------------------------------

     Section 12.01.  Sellers' Indemnity'.
                     ------------------

          (a) Generally.  The Sellers, jointly and severally, hereby agree to
              ---------
indemnify and hold each of the Buyers harmless from and against, and agree to defend promptly the Buyers from and to reimburse the Buyers for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind, including, without limitation, reasonable attorneys' fees and other legal costs and expenses (hereinafter referred to collectively as "Losses"), that the Buyers may at any time suffer or incur, or become subject to, as a result of or in connection with: (i) any breach or inaccuracy of any of the representations and warranties made by the Sellers, in or pursuant to this Agreement; (ii) any liability for additional taxes (including penalties and interest, if any, with respect thereto) assessed as a result of any examination disclosed on Schedule 5.09 in response to the representations and warranties in Section 5.09; (iii) any liability resulting from the litigation disclosed on Schedule 5.16 in excess of the aggregate of
                                 -------------
the amounts disclosed on Schedule 5.16 in response to the representation and
                         -------------
warranties in Section 5.16; (iv) any liability resulting from the environmental matters disclosed on Schedule 5.20 in excess of the aggregate
                                   -------------
of the amounts disclosed in Schedule 5.20; and (v) any failure by the Sellers to
                            -------------
perform any of their covenants, agreements, obligations or undertakings set forth in this Agreement or in any document or instrument delivered pursuant hereto; provided, however, the Buyers shall have the right to indemnification
        --------  -------
under Section 12.01(a) only if such right is asserted (whether or not such Losses have actually been incurred) on or before the date one year after the Closing Date, except that (x) the representations and warranties set forth in Sections 5.04, 5.05, 5.06 and 5.09 and the indemnification in clause (i) above with respect thereto shall continue to be in full force and effect for a period equal to the applicable statutory time limits under the applicable Laws and (y) the representations and warranties set forth in Section 5.20 and the indemnification in clause (i) above with respect thereto shall continue to be in full force and effect for a period equal to three years from the Closing Date.

          (b) Limitations.  None of the Sellers shall be required to indemnify
              -----------
the Buyers under Section 12.01(a) unless and until the amount of all Losses for which indemnification is sought with respect thereto exceeds US$ 1,000,000, at which point the Sellers will be required to indemnify the Buyers for all such Losses in excess of US$ 1,000,000; provided however that the limitation contained in this sentence shall not apply with respect to (i) any breach of the representations and warranties set forth in Sections 5.04, 5.05 or 5.06; (ii) any tax liability resulting from a breach of the representation and warranty in
Section 5.09(b) in excess of the aggregate of the amounts accrued for tax liabilities on the Final Florimex Financial Statement, (iii) any liability resulting from a breach of the representation and warranty in Section 5.16 with respect to the litigation disclosed on Schedule 5.16 in excess of the aggregate
                                       -------------
amounts disclosed for such litigation on Schedule 5.16; (iii) any liability
                                         -------------
resulting from a breach of the representation and warranty in Section 5.20 with respect to the environmental matters disclosed on Schedule 5.20 in excess of the
                                                  -------------
aggregate amounts disclosed for such matters on Schedule 5.20.  The maximum
                                                -------------
amount of Losses for which the Sellers shall, jointly and severally, be liable shall be an amount equal to seventy-five percent (75%) of the sum of the Final Purchase Price and the Final Net Debt.

          (c) Procedures.  In the event that the Buyers have a claim that is
              ----------
covered by the indemnity provisions of Section 12.01(a), notice shall be promptly given by the Buyers to the Sellers. Provided that the Sellers admit in writing to the Buyers that such claim is covered by the indemnity provisions of
Section 12.01(a), the Sellers shall have the right to contest and defend by all appropriate legal proceedings relating to such claim and to control all settlements (unless the Buyers agree to assume the cost of settlement and to forgo such indemnity) and to select lead counsel to defend any and all such claims at the sole cost and expense of the Sellers; provided, however, that the Sellers may not effect any settlement
         --------  -------
that could result in any cost, expense, liability or harm to the business or reputation of the Buyers unless the Buyers consent in writing to such settlement and the Sellers agree to indemnify the Buyers therefor. The Buyers may select counsel to participate in any defense at its own cost and expense. In connection with any such claim, action or proceeding, the parties shall cooperate with each other and provide each other with access to relevant books and records in their possession.

     Section 12.02.  Buyers' Obligation in Respect of Companies in Liquidation.
                     ---------------------------------------------------------
After the Closing Date, the Buyers shall proceed diligently and complete as soon as possible the liquidation of the Companies in Liquidation.

     Section 12.03.  Indemnity Amounts to be Computed on After-Tax Basis.  The
                     ---------------------------------------------------
amount of any indemnification payable under any of the provisions of this
Article XII shall be (i) net of any income tax benefit realized or the then-present value (based on a discount rate of 5%) of any such income tax benefit to be realized by any indemnified party (or, where any Buyer is an indemnified party, any of the Companies) by reason of the facts and circumstances giving rise to the indemnification, and (ii) increased by the amount of any income tax required to be paid by the indemnified party on the accrual or receipt of the indemnification payment (including any amount payable pursuant to this clause
(ii)). For purposes of the preceding sentence, the amount of any state, provincial, or local income tax benefit or cost shall take into account any federal or national income tax effect of such benefit or cost.

                                  ARTICLE XIII

                                 MISCELLANEOUS
                                 -------------

     Section 13.01.  Governing Law and Jurisdiction.  This Agreement and any
                     ------------------------------
agreement resulting herefrom shall be construed and interpreted according to the laws of the Commonwealth of Virginia without regard to the conflicts of law rules thereof. Each party to this Agreement: (a) agrees that any legal action or proceeding under this Agreement shall be brought in the courts of the Commonwealth of Virginia or in the United States District Court sitting in Richmond, Virginia; (b) irrevocably submits to the jurisdiction of such courts;
(c) agrees not to assert any claim or defense that it is not personally subject to the jurisdiction of such courts, that any such forum is not convenient or the venue thereof is improper, or that this Agreement or the subject matter hereof may not be enforced in such courts; and (d) agrees to accept service of process on it by certified or registered mail or by any other method authorized by law.

     Section 13.02.  Notices.  All communications, notices and disclosures
                     -------
required or permitted by this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by messenger or by overnight delivery service, or when mailed by registered or certified mail, postage prepaid, return receipt requested, or when received via telecopy, telex or other electronic transmission, in all cases addressed to the Person for whom it is intended at his address set forth below or to such other address as a party shall have designated by fifteen (15) days notice in writing to the other party in the manner provided by this Section:

If to Sellers:  DIMON Incorporated
                512 Bridge Street
                Danville, Virginia  24543 0681
                Facsimile No.:  804/791-0377
                Attention:  Mr. Claude B. Owen, Jr.

With a copy to: Hunton & Williams
                951 East Byrd Street
                Richmond, Virginia  23219-4074
                Facsimile No.:  804/788-8218
                Attention:  Thurston R. Moore, Esquire

If to Buyers:   U.S.A. Floral Products Inc.
                1025 Thomas Jefferson Street, N.W.
                Suite 300 East
                Washington, DC  20036
                Facsimile:  202/333-0803
                Attention:  Robert J. Poirier

With a copy to: Morgan, Lewis & Bockius LLP
                One Oxford Centre
                Thirty-Second Floor
                Pittsburgh, PA  15219
                Facsimile:  412/560-3399
                Attention:  David A. Gerson, Esquire

     Section 13.03.  Entire Agreement.  This Agreement supersedes all prior
                     ----------------
discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof; provided, however, that nothing herein shall affect (i) the validity of the Confidentiality Agreement and (ii) any other written agreements or understandings entered into by the parties or their Affiliates contemporaneously with the execution and delivery of this Agreement, all of which shall remain in full force and effect.

     Section 13.04.  Expenses.  Except as otherwise expressly provided in this
                     --------
Agreement, whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the transactions contemplated hereby (except that DIMON shall be responsible for the costs and expenses of Florimex Germany incurred in connection with the transactions contemplated by this Agreement).

     Section 13.05.  Public Announcements.  At all times at or before the
                     --------------------
Closing, neither party to this Agreement will issue or make any reports, statements or releases to the public or generally to the employees, customers, suppliers or other Persons with respect to this Agreement or the transactions contemplated hereby, except to the extent necessary to comply, or on the advice of counsel, desirable to avoid the appearance of noncompliance with, all legal and other formalities necessary to effect the transactions contemplated by this Agreement, without the consent of the other Party, which consent shall not be unreasonably withheld. Each Party will also obtain each other Party's prior approval of any press release to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement. If either Party is unable to obtain the approval of its public report, statement or release from the other Party and such report, statement or release is, upon the advice of legal counsel to such Party, required by Law in order to discharge such Party's legal or contractual disclosure obligations, then such Party may make or issue the required report, statement or release and promptly furnish the other Party with a copy thereof.

     Section 13.06.  Confidentiality.  Each party hereto will hold, and will use
                     ---------------
all commercially reasonable efforts to cause its Affiliates, and their respective Representatives, to hold, in strict confidence from any Person (other than any such Affiliate or Representative), all documents and information concerning the other Party or any of its Affiliates furnished to it by the other Party or such other Party's Representatives in connection with this Agreement or the transactions contemplated hereby in accordance with the terms of the Confidentiality Agreement.

     Section 13.07.  Further Assurances; Post-Closing Cooperation.
                     --------------------------------------------

          (a) Subject to the terms and conditions of this Agreement, after the Closing, each of the Parties hereto shall, at such Party's own expense, execute and deliver such other documents and instruments, provide such materials and information and take such other actions as may reasonably be necessary, proper or advisable, to the extent permitted by Law, to fulfill its obligations under this Agreement.

          (b) Following the Closing, each Party will, at such Party's own expense, afford every other Party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the business or condition of the Companies in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of tax returns, (ii) the determination or enforcement of rights and obligations under this Agreement,
(iii) compliance with the requirements of any Governmental or Regulatory Authority, (iv) the determination or enforcement of the rights and obligations of any indemnified party hereunder or (v) in connection with any actual or threatened action or proceeding. Further, each Party agrees for a period extending six (6) years after the Closing Date not to destroy or otherwise dispose of any such books, records and other data unless such Party shall first offer in writing to surrender such books, records and other data to the other Party and such other Party shall not agree in writing to take possession thereof during the ten (10) day period after such offer is made.

          (c) If, in order properly to prepare its tax returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a Party be furnished with additional information, documents or records relating to the business or condition of the Companies not referred to in paragraph (b) above, and such information, documents or records are in the possession or control of the other Party, such other Party agrees to use all commercially reasonable efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense. Any information obtained by any party in accordance with this paragraph shall be held confidential by such party in accordance with Section 13.06.

     Section 13.08.  Waiver.  Any term or condition of this Agreement may be
                     ------
waived at any time by the party that is entitled to the benefit thereof, but no waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

     Section 13.09.  Amendment.  This Agreement may be amended, supplemented or
                     ---------
modified only by a written instrument duly executed by or on behalf of each party hereto.

     Section 13.10.  No Third Party Beneficiary.  The terms and provisions of
                     --------------------------
this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person. No third party is entitled to rely on any of the representations, warranties or agreements contained in this Agreement. None of the Sellers or the Buyers shall have any liability to any third party because of any such reliance.

     Section 13.11.  No Assignment; Binding Effect.  Neither this Agreement nor
                     -----------------------------
any right, interest or obligation hereunder may be assigned by any Party hereto without the prior written consent of each other Party hereto and any attempt to do so will be void, except for assignments and transfers by operation of Law. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

     Section 13.12.  Headings.  The headings used in this Agreement have been
                     --------
inserted for convenience of reference only and do not define or limit the provisions hereof.

     Section 13.13.  Invalid Provisions.  If any provision of this Agreement is
                     ------------------
held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

     Section 13.14.  Counterparts.  This Agreement may be executed in any number
                     ------------
of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     Section 13.15.  Waiver of Jury Trial.  Each party hereto irrevocably waives
                     --------------------
all right to trial by jury in any action, proceeding or counterclaim (whether based upon any contract, tort or otherwise) arising out of or relating to this agreement, the transactions contemplated hereby or in the negotiation, administration, performance or enforcement thereof.

     Section 13.16.  Specific Performance.  The parties hereto agree that
                     --------------------
irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity for the breach of any representation, warranty or covenant contained herein.

     Section 13.17.  Termination.  Time is of essence of this Agreement.  This
                     -----------
Agreement may be terminated and the transactions contemplated hereby may be abandoned as follows: (a) at any time prior to the Closing Date by mutual written agreement of Sellers and Buyers; or (b) by Buyers at any time prior to the Closing Date within 20 business days following Buyers' becoming aware of any uncured material breach of Articles VII or IX hereof or on the Closing Date if any of the conditions set forth in Article X of this Agreement shall not have been fulfilled by the Closing Date; or (c) by Sellers at any time prior to the Closing Date within 20 business days following the Sellers' becoming aware of any uncured material breach of Articles VIII or IX hereof or on the Closing Date if any of the conditions set forth in Article XI of this Agreement shall not have been fulfilled by the Closing Date; or (d) by Sellers on or after the Closing Date, if by that date, despite substantial adherence to the terms of this Agreement by Buyers, all conditions to Closing provided herein other than the third-party consents listed on Schedules 10.07 and 11.07 hereto, have not
                                   ---------------     -----
been obtained; or (e) by Sellers or Buyers on or after December 31, 1998 if Closing has not occurred on or before December 31, 1998.

     IN WITNESS WHEREOF, the parties have caused this Stock Purchase Agreement to be duly executed and delivered by the duly authorized officer of each party hereto as of the date first above written.


                                 U.S.A. FLORAL PRODUCTS, INC.

                                 By: /s/ ROBERT J. POIRIER
                                    ---------------------------------------
                                    Name: Robert J. Poirier
                                          ---------------------------------
                                    Title: Chairman, President and
                                           Chief Executive Officer
                                          ---------------------------------

                                 DIMON INCORPORATED

                                 By: /s/ CLAUDE B. OWEN
                                    ---------------------------------------
                                    Name: Claude B. Owen Jr.
                                          ---------------------------------
                                    Title: Chairman and Chief Executive Officer
                                          -------------------------------------

                                 FLORIMEX WORLDWIDE GMBH

                                 By: /s/ CLAUDE B. OWEN
                                    ---------------------------------------
                                    Name: Claude B. Owen Jr.
                                          ---------------------------------
                                    Title: Director and Chief Executive
                                          ---------------------------------